Vycor Medical, Inc. Reports 2011 Results

Revenue up 207% over 2010 including contribution from NovaVision

Vycor Medical Division Revenue Up 78% over 2010
Vycor makes first Vycor shipment to China

BOCA RATON, FL (April 3, 2012) – Vycor Medical, Inc. (“Vycor”) (OTCBB—VYCO) has reported 2011 revenue of $971,367, a 207% increase on the $316,450 for 2010. The Vycor Medical division generated revenue of $548,463, a 78% increase on 2010, and NovaVision generated revenue of $422,904, compared to $8,868 for just one month in 2010. The gross profit for 2011 was $795,109 compared to $267,713 in 2010. The overall group margin was 82% in 2011 compared to 85% in 2010; this reflects the addition of NovaVision and both a change in sales mix at Vycor and the cost of a packaging life extension program.

Group Highlights for 2011

2011 saw Vycor achieve some important milestones in a year of significant development:

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Restarting the operations of NovaVision, which had been acquired out of Chapter 7 bankruptcy in late 2010.

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Merging the operations of Vycor and NovaVision onto one site in Boca Raton, Florida

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Closing Common and Preferred stock offerings totaling $4 million

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Acquisition of Sight Science Limited in the UK (closed January 4, 2012)

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Granting or issuance of 7 additional patents, bringing the Group portfolio (including Sight Science) to 30 granted/issued and 30 pending

The Vycor Medical division made strong advances in 2011, particularly in the final quarter. Penetration into US hospitals and adoption by surgeons has continued to grow as the surgeon community becomes increasingly aware of the minimally invasive nature of Vycor’s VBAS and its other clinical benefits. Internationally Vycor also made strong headway, with international sales accounting for approximately 39% of total sales in 2011 compared to 20% in 2010. Highlights for the Vycor Medical division include:

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Growth in US hospital approvals in 2011 with the growth continuing in the first quarter of 2012

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Grant of SFDA approval to market VBAS in China in December 2011, and the shipment of a first order to China of $170,000; this has been followed by the placing of a second order of similar size in the first quarter of 2012

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Grant of registration for VBAS in Japan, with a first order being placed in the first quarter of 2012

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Gaining regulatory approval in Australia and applying for regulatory approval in Russia and Korea

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Grant or issuance of patents for Russia and China

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Publication of three important peer review clinical studies by leading surgeons in key neurosurgery journals.

NovaVision also made strong advances in 2011, although it remains a development stage business. Highlights include:

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Restarting the operations of NovaVision, which had been acquired out of Chapter 7 bankruptcy in late 2010. This involved re-opening the premises, hiring staff, re-applying for licenses required to deliver medical devices into the home, re-establishing contacts with physicians and recommencing a sales, marketing and patient management process

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Creation of a Scientific Advisory Board of highly respected scientists and academics who are leaders in their field: Alvaro Pascual-Leone, Professor of Neurology at Harvard Medical School and Director of Research at the Cognitive Neurology Unit at Beth Israel Deaconess Medical Center; Jason S. Barton, Professor of Neurology, Ophthalmology and Visual Sciences, University of British Columbia and Jose Romano, Chief of Stroke Division and Associate Professor of Neurology at the University of Miami Miller School of Medicine

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Grant or issuance of 3 patents in the US and patents in China and Canada.

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Acquisition of Sight Science Limited (closed January 4, 2012), a highly complementary business for NovaVision. The combination of the therapies, technologies and knowhow of NovaVision and Sight Science is a key element for the development and growth of NovaVision in the future

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Appointment of Prof. Arash Sahraie as NovaVision’s Chief Scientific Officer as a part of the Sight Science acquisition. Arash is Professor and Chair in Vision Sciences at the University of Aberdeen, Scotland.

Reconciliation of Non-GAAP Information

Management uses certain non-GAAP financial measures (including non-GAAP operating expenses and non-GAAP net loss and loss per share), which exclude non-cash amortization of acquired intangible assets and other acquisition-related charges, non-cash stock-based compensation and non-cash consulting fees, and certain one-time charges.

Management does not consider these costs in evaluating the continuing operations of the Company. Therefore, management calculates the non-GAAP financial measures provided in this earnings release excluding these costs and uses these non-GAAP financial measures to enable it to analyze further, and more consistently, the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP measures gives them additional important information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. Set forth below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measures.

On a GAAP basis the Company reported Operating Expenses for 2011 of $5,422,790 and a net loss of $4,778,541, or $0.006 per share.

Vycor’s GAAP results for 2011 include non-cash amortization of acquired intangible assets and other acquisition-related charges ($249,282), non-cash stock compensation charges and non-cash consulting fees ($2,170,991), and certain one-time charges ($119,453). The Company is providing additional non-GAAP financial measures that exclude these charges and expenses and reconciliation of GAAP to non-GAAP results is provided in the tables included in this release.

On a non-GAAP basis the Company reported Operating Expenses for 2011 of $2,883,393 and a net loss of $2,239,144, or $0.003 per share.

Cash and cash equivalents were $950,841 at December 31, 2011.

VYCOR MEDICAL, INC.
Non-GAAP Reconciliation of Operating Loss and Net Loss

	For the twelve months ended December 31,
	2011	2010
		(Restated)

GAAP Operating Expenses	$5,422,790	$2,203,413

Non-cash amortization on acquired intangible assets (1)	(139,250)	(11,604)
Acquisition-related expenses (2)	(110,033)	(154,203)
Acquisition-related goodwill (3)	—	(58,027)
Vendor settlement (4)	(48,810)	—
Non-cash stock-based compensation (5)	(1,755,661)	(342,864)
Non-cash accrued consulting fees (6)	(415,000)	(90,768)
Accrual of retention bonus (7)	(70,643)	—

Total Non-GAAP Operating Expense Adjustments	(2,539,397)	(657,466)

Non-GAAP Operating Expenses	$2,883,393	$1,545,947

GAAP Operating Loss	$(4,627,681)	$(1,935,700)

Non-GAAP Operating Expense Adjustments, as above	2,539,397	657,466

Non-GAAP Operating Loss	$(2,088,464)	$(1,278,234)

GAAP Net Loss	$(4,778,541)	$(1,983,822)

Non-GAAP Operating Expense Adjustments, as above	2,539,397	657,466

Non-GAAP Net Loss	$(2,239,144)	$(1,326,356)

Non-GAAP Loss Per Share
Basic and diluted	$(0.003)	$(0.002)

Weighted Average Number of Shares Outstanding	780,096,806	663,168,900

(1) Non-Cash Amortization on acquired intangible assets. These are non-cash charges related to acquired intangible assets such as patents and software which can be impacted by the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing costs and performance, and therefore exclude such charges when presenting non-GAAP financial measures.

(2) Acquisition-related expenses include direct costs of the acquisition and expenses related to acquisition integration activities. Examples of costs directly related to an acquisition include transaction fees, due diligence costs, integration costs and, in the case of the acquisition of the assets of NovaVision, re-start costs, all of which are included in general and administrative expenses in our statement of operations. These expenses vary in size and amount and are disregarded by our management when evaluating and predicting earnings trends because these charges are unique to specific acquisitions, and are therefore excluded by us when presenting non-GAAP financial measures.

(3) Acquisition-related goodwill comprises the expensing through the statement of operations of the difference between the consideration paid for an acquisition and the fair value of the assets acquired. This is disregarded by management in evaluating and predicting earnings trends and is therefore excluded by us when presenting non-GAAP financial measures.

(4) Vendor Settlement. During the fourth quarter of 2011 the Company became aware of a matter with a distributor of NovaVision products in Germany relating to the distribution of products prior to the Company’s acquisition of NovaVision. The Company is in discussions with the vendor regarding the terms of a future commercial and settlement agreement, and has provided an accrual in the amount of €37,000, net ($48,810) representing the maximum settlement amount. This is a non-recurring potential expense and has therefore been excluded by us when presenting non-GAAP financial measures.

(5) Non-Cash Stock-based compensation expense consists of expense relating to stock-based awards issued to employees, outside directors and non employees including stock options, restricted common stock, and warrants. Because of varying available valuation methodologies, subjective assumptions and the fact that these amounts vary in size and timing, we believe that the exclusion of stock-based compensation expense allows for a more accurate comparison of our financial results to previous periods. In addition, we believe it is useful to investors to understand the specific impact of stock-based compensation expenses on our operating results.

(6) Non-Cash accrued consulting fees. These fees are accrued and can be taken in stock or in cash only under certain circumstances. We believe that these costs are more similar to non-cash stock compensation and therefore excluding them in presenting non-GAAP financial measures allows a more accurate evaluation of the cash operating expenses of the Company.

(7) Accrual of retention bonus. Under the terms of the 2009 Recapitalization Agreement, certain accrued salaries totalling $70,643 were converted into a contingent retention bonus. The Company and Mr. Coviello are in discussions with regard to this agreement and timing of payment, but the company has accrued for this in full during 2011. This is a non-recurring expense relating to the 2009 Recapitalization Agreement and has therefore been excluded by us when presenting non-GAAP financial measures.

About Vycor Medical, Inc.

With corporate headquarters in Boca Raton, FL, Vycor Medical, Inc. (VYCO.OB) is a medical device company committed to making neurological brain, spinal and other surgical procedures safer and more effective.  The company’s flagship, Patent Pending ViewSite™ Surgical Access Systems represent an exciting new minimally invasive access and retraction system that holds the potential for speedier, safer and more economical brain, spinal and other surgeries and a quicker patient discharge.  Vycor’s innovative medical instruments are designed to optimize neurosurgical site access, reduce patient risk, accelerate recovery, and add tangible value to the professional medical community. Vycor is ISO 13485:2003 compliant, has FDA 510(K) clearance for brain and spine surgeries, and CE Marking and HPB licensing in Canada.

Vycor Medical’s subsidiary, NovaVision, Inc., researches, develops and provides science-driven vision-based neurostimulation therapy and other medical technologies that help to improve sight in patients with neurological vision impairments.  The company’s proprietary, Visual Restoration Therapy (VRT) platform is clinically supported to improve lost vision resulting from stroke, traumatic brain injury (“TBI”), or other acquired brain injury, and has been 510(K) cleared to be marketed in the US by the FDA. VRT can be prescribed by any ophthalmologist, optometrist, neurologist or physiatrist. NovaVision, through its subsidiary Sight Science, also provides Neuro-Eye Therapy (NeET), aimed at increasing visual sensitivity deep within the field defect. NovaVision also provides a fully portable and ADA-compliant Head Mounted Perimeter (HMPTM) which aids in the detection and measurement of visual field deficits

For the latest information on the company, including media and other coverage, and to learn more, please go online at www.vycormedical.com or www.novavision.com.

Safe Harbor Statement

Information in this document constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “forecast”, “anticipate”, “estimate”, “project”, “intend”, “expect”, “should”, “believe”, and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve, and are subject to known and unknown risks, uncertainties and other factors which could cause Vycor Medical’s actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The risks, uncertainties and other factors are more fully discussed in Vycor Medical’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements attributable to Vycor Medical herein are expressly qualified in their entirety by the above-mentioned cautionary statement. Vycor Medical disclaims any obligation to update forward-looking statements contained in this estimate, except as may be required by law.

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